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                                                                    EXHIBIT 23.5

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement of our reports dated May 2, 1997, relating to the consolidated financial statements and schedule of Diversified Food Group, L.L.C. and our report dated March 24, 1997 relating to the financial statements of Restauranic, Inc., which appear in such Prospectus. We also consent to the reference to us under the caption "Experts".


                                             Altschuler, Melvoin and Glasser LLP

Chicago, Illinois
June 12, 1998